Exhibit 21 to Annual Report
on Form 10-K
for Fiscal Year Ended June 30, 2020
by Parker-Hannifin Corporation

Listed below are the significant subsidiaries of the Company and their jurisdictions of organization. All other subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. All of the following subsidiaries are either directly or indirectly wholly-owned by the Company.

Name of Subsidiary	State/Country of Organization
UNITED STATES
Baldwin Filters, Inc.	Delaware
BHA Altair, LLC	Delaware
LORD Corporation	Delaware
LORD Japan, Inc.	Delaware
LORD Technol, Inc.	Delaware
Parker Hannifin ACD Europe LLC	Delaware
Parker Hannifin CFA, LLC	Delaware
Parker Hannifin Filtration (Houston), LLC	Delaware
Parker Hannifin Filtration (US), Inc.	Delaware
Parker Intangibles LLC	Delaware
Parker Italy Holding LLC	Delaware
Parker Olaer Holdings LLC	Delaware
Parker-Seahawk Acquisitions, LLC	Delaware
Purolator Facet, Inc.	Delaware
Altair Filter Technology Inc.	Kentucky
Parker Royalty Partnership	Ohio
Parker-Hannifin International Corp.	Ohio
PG Square LLC	Ohio
Total Filtration Services, Inc.	Ohio
Parker-Hannifin Luxembourg Finance Limited Company - US Branch	Texas
Exotic Metals Forming Company LLC	Washington

INTERNATIONAL
Parker Hannifin (Australia) Pty. Limited	Australia
Parker Hannifin Australia Assets Pty Limited	Australia
Parker Hannifin Australia Holding Pty Limited	Australia
Parker Hannifin (Barbados) SRL	Barbados
Parker Hannifin Belux Branch	Belgium
Parker Hannifin (Bermuda) Ltd.	Bermuda
Parker Hannifin Partner I GP	Bermuda
Parker Hannifin Partner II GP	Bermuda
Parker Hannifin Indústria e Comércio Ltda.	Brazil
Parker Canada Holding Co.	Canada
Parker Hannifin Canada	Canada
Parker Ontario Holding Inc.	Canada
LORD Chemical (Shanghai) Co., Ltd.	China
LORD International Trading (Shanghai) Co., Ltd.	China

Name of Subsidiary	State/Country of Organization
Parker Hannifin Hydraulics (Shanghai) Co., Ltd.	China
Parker Hannifin Motion & Control (Shanghai) Co. Ltd.	China
Parker Hannifin Motion & Control (Wuxi) Company Ltd)	China
Rayco (Wuxi) Technologies Co., Ltd.	China
Weifang Parker Hannifin Filtration Products and Systems Co., Ltd.	China
Parker Hannifin Industrial s.r.o.	Czech Republic
Parker Hannifin Manufacturing Holding Czech Republic s.r.o.	Czech Republic
Parker Hannifin Manufacturing Holding Denmark ApS	Denmark
LORD Solutions France	France
Parker Hannifin France Holding SAS	France
Parker Hannifin France SAS	France
Parker Hannifin Manufacturing France SAS	France
LORD Germany GmbH	Germany
Parker Hannifin GmbH	Germany
Parker Hannifin Holding GmbH	Germany
Parker Hannifin Manufacturing Germany GmbH & Co. KG	German
Parker Hannifin (Gibraltar) Acquisitions Limited	Gibraltar
Parker Hannifin (Gibraltar) Holding Limited	Gibraltar
Parker Hannifin (Gibraltar) Properties Limited	Gibraltar
Parker Hannifin Hong Kong, Ltd.	Hong Kong
Parker International Capital Management Hungary Limited Liability Company	Hungary
LORD India Private Limited	India
Parker Hannifin India Private Ltd.	India
Parker Hannifin Manufacturing (Ireland) Limited	Ireland
LORD Italia S.r.l.	Italy
Parker Hannifin Italy S.R.L.	Italy
Parker Hannifin Manufacturing Holding Italy srl	Italy
Parker Hannifin Manufacturing srl	Italy
Parker Hannifin Japan Holdings GK	Japan
Parker Hannifin Japan Ltd.	Japan
Taiyo, Ltd.	Japan
Parker Hannifin Connectors Ltd.	Korea
Parker Korea Ltd.	Korea
Parker Hannifin Bermuda Luxembourg S.C.S.	Luxembourg
Parker Hannifin Global Capital Management S.a.r.l	Luxembourg
Parker Hannifin Holding EMEA S.a.r.l.	Luxembourg
Parker Hannifin Lux FinCo S.a.r.l.	Luxembourg
Parker Hannifin Luxembourg Acquisitions S.a.r.l.	Luxembourg
Parker Hannifin Luxembourg Finance S.à r.l.	Luxembourg
Parker Hannifin Luxembourg Investments 1 S.a.r.l.	Luxembourg
Parker Hannifin Partnership S.C.S.	Luxembourg
Parker Hannifin Filtration Systems Sdn.Bhd.	Malaysia
Parker Hannifin Industrial (M) Sdn Bhd	Malaysia
Parker Hannifin de Mexico, S.A. de C.V.	Mexico
Parker Hannifin Holding, S. de R.L. de C.V.	Mexico

Name of Subsidiary	State/Country of Organization
Parker Industrial, S. de R.L. de C.V.	Mexico
LORD Europe B.V.	Netherlands
Lord Holdings (Asia) B.V.	Netherlands
Parker Hannifin (Clarcor Filtration) Holding B.V.	Netherlands
Parker Hannifin B.V.	Netherlands
Parker Hannifin Netherlands Holdings 2 B.V.	Netherlands
Parker Hannifin Netherlands Holdings B.V.	Netherlands
Parker Hannifin (Norway) Holdings AS	Norway
Parker Hannifin LLC.	Russian Federation
Parker Hannifin Singapore Private Limited	Singapore
Parker Hannifin Aktiebolag	Sweden
Parker Hannifin Manufacturing Sweden AB	Sweden
Parker Hannifin Sweden Holding Co AB	Sweden
LORD Suisse Sarl	Switzerland
Parker Hannifin EMEA S.a. r.l.	Switzerland
Parker Hannifin La Tuilière Sàrl	Switzerland
LORD (Thailand) Ltd.	Thailand
Parker Hannifin Lux Finco S.à.r.l. FZ LLC - UAE Branch	United Arab Emirates
Alenco (Holdings) Limited	United Kingdom
Altair (UK) Limited	United Kingdom
Domnick Hunter Fabrication Limited	United Kingdom
Domnick Hunter Group Limited	United Kingdom
Olaer Group Limited	United Kingdom
Parker Hannifin (GB) Limited	United Kingdom
Parker Hannifin (Holdings) Limited	United Kingdom
Parker Hannifin 2007 LLP	United Kingdom
Parker Hannifin Industries Limited	United Kingdom
Parker Hannifin Limited	United Kingdom
Parker Hannifin Manufacturing (UK) Limited	United Kingdom
Parker Hannifin Manufacturing Limited	United Kingdom
SSD Drives Limited	United Kingdom